EXHIBIT A

                              SERIES OF THE TRUST

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SERIES                                                      EFFECTIVE DATE
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First Trust Preferred Securities and Income ETF            February 1, 2013
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First Trust Managed Municipal ETF                            April 3, 2014
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First Trust Long/Short Equity ETF                           August 26, 2014
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